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                                                                      Exhibit 11

                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
              THREE MONTHS ENDED MARCH 29, 1997 AND MARCH 30, 1996



                                                                      Mar 29, 1997          Mar 30, 1996
                                                                      ------------          ------------
Primary Earnings Per Share:
--------------------------

Net income                                                            $13,881,000             $12,280,000
                                                                      -----------             -----------

Weighted average common shares outstanding                             16,484,000              16,430,000

Net common shares issuable in respect to
  common stock equivalents, with a
  dilutive effect                                                          59,000                  75,000
                                                                      -----------             -----------

Total weighted average common and
  common share equivalents                                             16,543,000              16,505,000

Primary earnings per common share                                           $0.84                   $0.74



Fully Diluted Earnings Per Share:
--------------------------------

Net income                                                            $13,881,000             $12,280,000
                                                                      -----------             -----------

Weighted average common shares outstanding                             16,484,000              16,430,000

Net common shares issuable in respect to
  common stock equivalents, with a
  dilutive effect                                                          72,000                  92,000
                                                                      -----------             -----------

Total weighted average common and
  common share equivalents                                             16,556,000              16,522,000

Fully diluted earnings per common share                                     $0.84                   $0.74





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